Exhibit 99.1

REALOGY REPORTS FINANCIAL RESULTS
FOR FIRST QUARTER 2019

MADISON, N.J. (May 2, 2019) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the first quarter ended March 31, 2019, including the following highlights:

•	Revenue was $1.1 billion, a decrease of 9% compared to the first quarter in 2018 largely due to lower transaction volume at NRT.

•
The Company's combined homesale transaction volume (transaction sides multiplied by average sale price) decreased 9% compared with the first quarter of 2018. For reference, the National Association of Realtors reported that homesale transaction volume decreased 4% in the first quarter of 2019 compared to 2018. The differences were primarily driven by geographic concentration and an increase in the competitive environment especially in a few specific geographies.

•	Operating EBITDA was negative $4 million, a decrease of $38 million compared with the first quarter of 2018 with lower transaction volume partially offset by expense management. (See Table 4)[1]

•	Net loss was $99 million compared to net loss of $67 million for the first quarter of 2018. Basic loss per share was $0.87 compared with basic loss per share of $0.51 in the first quarter of 2018.

•	Adjusted net loss per share was $0.67 compared with adjusted net loss per share of $0.38 in the first quarter of 2018. (See Table 1a)[2]

•
In the first quarter of 2019, Realogy generated free cash flow of negative $172 million (See Table 6)[3]. The company reported net cash used in operating activities of $103 million in the first quarter of 2019 compared with $130 million in the first quarter of 2018.

"In the first quarter of 2019, Realogy moved aggressively to deliver new marketing, technology and data products for our affiliated agents, roll out new pricing models and realize new efficiencies across the business," said Ryan Schneider, Realogy's chief executive officer and president. "Despite continued market headwinds and an increasingly competitive environment, we remain intensely focused on executing our strategy and improving our value proposition to drive greater success for our affiliated agents, our franchisees and ultimately, our shareholders."
"We realized meaningful cost savings and operational realignment across the company during the first quarter," said Charlotte Simonelli, Realogy's executive vice president, chief financial officer and treasurer. "We remain on track to achieve $70 million in cost savings in the full year 2019 and are actively pursuing additional opportunities across the business."
In the first quarter of 2019, Realogy's 190,800 U.S.-based affiliated independent sales agents helped consumers with approximately 263,000 homesale transaction sides. In aggregate, Realogy achieved homesale transaction volume of approximately $91 billion in the first quarter of 2019 with $60 billion at RFG and $31 billion at NRT. RFG homesale transaction sides decreased 10% and average homesale price increased 2%. NRT reported a homesale transaction sides decrease of 9% and an average homesale price decrease of 2%.
In the title and settlement services segment, TRG closed 32,000 transactions in the first quarter of 2019, which was a 14% decline driven by the lower housing market and refinance volume. Our mortgage joint venture achieved profitability in Q1 2019.
In the relocation services segment, Cartus initiations were up 1% and referrals were down 4%. Cartus generates highly qualified leads for its network of affiliated agents and helps them to build their businesses. Cartus generated

Realogy Reports Financial Results for First Quarter 2019                        2

referral opportunities for agents that resulted in approximately 80,000 in-network homesale closings for Realogy and its brands in 2018.
Balance Sheet and Capital Allocation
The Company ended the quarter with cash and cash equivalents of $243 million. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.6 billion at March 31, 2019. The Company's net debt leverage ratio4 was 5.2 times at March 31, 2019. At year end, the Company's net operating loss carryforwards were $855 million, which it expects will allow it to continue to pay minimal cash taxes through 2020.
A consolidated balance sheet is included as Table 2 of this press release.
The Company expects to prioritize investing in its business and reducing leverage over other potential uses of cash until it is able to reduce its consolidated leverage ratio to below 4.00 to 1.00, although the Company currently anticipates continuing its quarterly cash dividend.
Investor Conference Call
Today, May 2, at 8:30 a.m. (ET), Realogy will hold a conference call via webcast to review its Q1 2019 results. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of residential real estate services in the U.S. that is focused on empowering independent sales agents to best serve today’s consumers. Realogy delivers its services through its well-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Climb Real Estate®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, Sotheby's International Realty® as well as NRT, Cartus®, Title Resource Group and ZapLabs®, an in-house innovation and technology development lab. Realogy’s fully integrated business model includes brokerage, franchising, relocation, mortgage, and title and settlement services. Realogy provides independent sales agents access to leading technology, best-in-class marketing and learning programs, and support services to help them become more productive and build stronger businesses. Realogy’s affiliated brokerages operate around the world with approximately 190,800 independent sales agents in the United States and approximately 111,100 independent sales agents in 112 other countries and territories. Realogy is headquartered in Madison, New Jersey.
Footnotes:
1 Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, losses on the early extinguishment of debt, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets.
2 Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, the tax effect of the foregoing adjustments and adjustments to the reserve for uncertain tax positions.
3 Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Net corporate debt divided by EBITDA, as defined by the Senior Secured Credit Facility, for the four-quarter period ended March 31, 2019.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance

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or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those in the forward-looking statements, include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic or political conditions or the U.S. residential real estate markets, either regionally or nationally, including but not limited to a decline or a lack of improvement in the number of homesales, stagnant or declining home prices or a reduction in the affordability of housing, increasing mortgage rates and/or constraints on the availability of mortgage financing, insufficient or excessive home inventory levels by market and price point, a lack of improvement or deceleration in the building of new housing and/or irregular timing or volume of new development closings, the potential negative impact of certain provisions of the Tax Cuts and Jobs Act of 2017 (the "2017 Tax Act") on home values over time in states with high property, sales and state and local income taxes or on homeownership rates, and/or the impact of recessions, slow economic growth, or a deterioration in other economic factors that particularly impact the residential real estate market and the business segments in which we operate whether broadly or by geography and price segments; increased competition in the industry and for the affiliation of independent sales agents; our ability to successfully develop or procure technology that supports our business strategy; continuing pressure on the share of gross commission income paid by our company owned brokerages and affiliated franchisees to affiliated independent sales agents and sales agent teams; our geographic and high-end market concentration; our inability to enter into franchise agreements with new franchisees or renew existing franchise agreements at current contractual royalty rates without increasing the amount and prevalence of sales incentives; the lack of revenue growth or declining profitability of our franchisees and company owned brokerage operations or declines in other revenue streams, such as third-party listing fees; the loss of a significant affinity client or multiple significant relocation clients or changes in corporate relocation practices resulting in fewer employee relocations, reduced relocation benefits and/or increasing competition in corporate relocation; an increase in the experienced claims losses of our title underwriter; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing (whether through private litigation or governmental action), including but not limited to (i) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (ii) privacy or data security laws and regulations, (iii) RESPA or other federal or state consumer protection or similar laws and (iv) antitrust laws and regulations; risks relating to our ability to return capital to stockholders including, among other risks, the restrictions contained in our debt agreements, in particular the indenture governing our 9.375% Senior Notes due 2027; risks associated with our substantial indebtedness and interest obligations and restrictions contained in our debt agreements, including risks relating to having to dedicate a significant portion of our cash flows from operations to service our debt and risks relating to our ability to refinance or repay our indebtedness or incur additional indebtedness; and risks and growing costs related to both cybersecurity threats to our data and customer, franchisee, employee and independent sales agent data, as well as those related to our compliance with the growing number of laws, regulations and other requirements related to the protection of personal information.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 7a

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and 8 for definitions of these non-GAAP financial measures and Tables 1a, 4, 5a, 5b, 6, 7a and 7b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen	Elliott Frieder
(973) 407-2148	(973) 407-5236
danielle.kloeblen@realogy.com	elliott.frieder@realogy.com

Realogy Reports Financial Results for First Quarter 2019                        5

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
Gross commission income	$799	$902
Service revenue	188	197
Franchise fees	70	79
Other	57	51
Net revenues	1,114	1,229
Expenses
Commission and other agent-related costs	575	645
Operating	380	392
Marketing	69	67
General and administrative	95	89
Restructuring costs, net	12	30
Lease asset impairment	1	—
Depreciation and amortization	49	48
Interest expense, net	63	33
Loss on the early extinguishment of debt	5	7
Total expenses	1,249	1,311
Loss before income taxes, equity in (earnings) losses and noncontrolling interests	(135)	(82)
Income tax benefit	(35)	(19)
Equity in (earnings) losses of unconsolidated entities	(1)	4
Net loss	(99)	(67)
Less: Net income attributable to noncontrolling interests	—	—
Net loss attributable to Realogy Holdings	$(99)	$(67)

Loss per share attributable to Realogy Holdings:
Basic loss per share	$(0.87)	$(0.51)
Diluted loss per share	$(0.87)	$(0.51)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	114.0	130.3
Diluted	114.0	130.3

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Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET LOSS AND ADJUSTED LOSS PER SHARE
(In millions, except per share data)
We present Adjusted net loss and Adjusted loss per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net loss is defined by us as net loss before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) the loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (e) lease asset impairments and (f) the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted loss per share is Adjusted net loss divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net loss to Adjusted net loss for the three-month periods ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
Net loss attributable to Realogy Holdings	$(99)	$(67)
Addback:
Mark-to-market interest rate swap losses (gains)	14	(12)
Restructuring costs, net	12	30
Lease asset impairment	1	—
Loss on the early extinguishment of debt	5	7
Adjustments for tax effect (a)	(9)	(7)
Adjusted net loss attributable to Realogy Holdings	$(76)	$(49)

Loss per share
Basic loss per share:	$(0.87)	$(0.51)
Diluted loss per share:	$(0.87)	$(0.51)

Adjusted loss per share
Adjusted basic loss per share:	$(0.67)	$(0.38)
Adjusted diluted loss per share:	$(0.67)	$(0.38)

Weighted average common and common equivalent shares outstanding:
Basic:	114.0	130.3
Diluted:	114.0	130.3
_______________

(a)	Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

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Table 2
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$243	$225
Restricted cash	3	13
Trade receivables (net of allowance for doubtful accounts of $11 and $9)	155	146
Relocation receivables	223	231
Other current assets	147	153
Total current assets	771	768
Property and equipment, net	302	304
Operating lease assets, net	544	—
Goodwill	3,712	3,712
Trademarks	749	749
Franchise agreements, net	1,210	1,227
Other intangibles, net	246	254
Other non-current assets	277	276
Total assets	$7,811	$7,290

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$154	$147
Securitization obligations	187	231
Current portion of long-term debt	440	748
Current portion of operating lease liabilities	130	—
Accrued expenses and other current liabilities	346	401
Total current liabilities	1,257	1,527
Long-term debt	3,335	2,800
Long-term operating lease liabilities	473	—
Deferred income taxes	352	389
Other non-current liabilities	205	259
Total liabilities	5,622	4,975
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized, 114,205,678 shares issued and outstanding at March 31, 2019 and 114,620,499 shares issued and outstanding at December 31, 2018	1	1
Additional paid-in capital	4,841	4,869
Accumulated deficit	(2,606)	(2,507)
Accumulated other comprehensive loss	(50)	(52)
Total stockholders' equity	2,186	2,311
Noncontrolling interests	3	4
Total equity	2,189	2,315
Total liabilities and equity	$7,811	$7,290

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Table 3a

REALOGY HOLDINGS CORP.
2019 vs. 2018 KEY DRIVERS

	Three Months Ended March 31,
	2019	2018	% Change
RFG (a)
Closed homesale sides	202,662	223,990	(10%)
Average homesale price	$298,361	$292,580	2%
Average homesale broker commission rate	2.48%	2.50%	(2	) bps
Net royalty per side	$303	$310	(2%)
NRT
Closed homesale sides	60,442	66,097	(9%)
Average homesale price	$511,922	$525,020	(2%)
Average homesale broker commission rate	2.41%	2.45%	(4	) bps
Gross commission income per side	$13,212	$13,666	(3%)
Cartus
Initiations	38,484	37,953	1%
Referrals	14,879	15,526	(4%)
TRG
Purchase title and closing units	28,044	31,741	(12%)
Refinance title and closing units	4,011	5,410	(26%)
Average fee per closing unit	$2,267	$2,161	5%
_______________

(a)	Includes all franchisees except for NRT.

Realogy Reports Financial Results for First Quarter 2019                        9

Table 3b

REALOGY HOLDINGS CORP.
2018 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
RFG (a)
Closed homesale sides	223,990	313,278	308,917	257,672	1,103,857
Average homesale price	$292,580	$312,087	$305,398	$301,345	$303,750
Average homesale broker commission rate	2.50%	2.48%	2.47%	2.47%	2.48%
Net royalty per side	$310	$336	$322	$317	$323
NRT
Closed homesale sides	66,097	100,745	94,241	75,723	336,806
Average homesale price	$525,020	$537,748	$513,403	$515,452	$523,426
Average homesale broker commission rate	2.45%	2.43%	2.44%	2.42%	2.43%
Gross commission income per side	$13,666	$13,804	$13,227	$13,162	$13,458
Cartus
Initiations	37,953	53,230	42,718	37,541	171,442
Referrals	15,526	25,562	24,769	18,641	84,498
TRG
Purchase title and closing units	31,741	46,189	43,836	35,462	157,228
Refinance title and closing units	5,410	4,782	4,264	4,039	18,495
Average fee per closing unit	$2,161	$2,282	$2,229	$2,227	$2,230
_______________

(a)	Includes all franchisees except for NRT.

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Table 4
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(In millions)
Set forth in the tables below is a reconciliation of Net loss to Operating EBITDA for the three-month periods ended March 31, 2019 and 2018:

	Three Months Ended
	March 31, 2019	March 31, 2018
Net loss attributable to Realogy Holdings	$(99)	$(67)
Income tax benefit	(35)	(19)
Loss before income taxes	(134)	(86)
Add: Depreciation and amortization (a)	49	50
Interest expense, net	63	33
Restructuring costs, net (b)	12	30
Lease asset impairment	1	—
Loss on the early extinguishment of debt (c)	5	7
Operating EBITDA	$(4)	$34
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2019	2018			2019	2018			2019	2018
RFG	$163	$176	$(13)	(7)%	$90	$105	$(15)	(14)%	55%	60%	(5)
NRT	816	917	(101)	(11)	(62)	(45)	(17)	(38)	(8)	(5)	(3)
Cartus	76	79	(3)	(4)	2	(1)	3	300	3	(1)	4
TRG	114	120	(6)	(5)	(9)	(6)	(3)	(50)	(8)	(5)	(3)
Corporate and Other	(55)	(63)	8	*	(25)	(19)	(6)	*
Total Company	$1,114	$1,229	$(115)	(9)%	$(4)	$34	$(38)	(112%)	—%	3%	(3)
The following table reflects RFG and NRT results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business units to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2019	2018			2019	2018			2019	2018
RFG (e)	$108	$113	(5)	(4)%	$35	$42	(7)	(17)%	32%	37%	(5)
NRT (e)	816	917	(101)	(11)	(7)	18	(25)	(139)	(1)	2	(3)
RFG and NRT Combined	$924	$1,030	(106)	(10)%	$28	$60	(32)	(53)%	3%	6%	(3)
_______________

*	not meaningful.

(a)
Depreciation and amortization for the three months ended March 31, 2018 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in (earnings) losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(b)
Restructuring charges incurred for the three months ended March 31, 2019 include $4 million at NRT, $3 million at Cartus, $1 million at TRG and $4 million at Corporate and Other. Restructuring charges incurred for the three months ended March 31, 2018 include $2 million at RFG, $17 million at NRT, $8 million at Cartus, $1 million at TRG and $2 million at Corporate and Other.

(c)	Loss on the early extinguishment of debt is recorded in the Corporate and Other segment.

(d)
Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by NRT of $55 million and $63 million during the three months ended March 31, 2019 and 2018, respectively.

(e)
The RFG and NRT segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by NRT to RFG of $55 million and $63 million during the three months ended March 31, 2019 and 2018, respectively.

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Table 5a
REALOGY HOLDINGS CORP.
SELECTED 2019 FINANCIAL DATA
(In millions)

Three Months Ended
March 31,
2019
Net revenues (a)
Real Estate Franchise Services	$163
Company Owned Real Estate Brokerage Services	816
Relocation Services	76
Title and Settlement Services	114
Corporate and Other	(55)
Total Company	$1,114

Operating EBITDA
Real Estate Franchise Services	$90
Company Owned Real Estate Brokerage Services	(62)
Relocation Services	2
Title and Settlement Services	(9)
Corporate and Other	(25)
Total Company	$(4)

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(4)

Less: Depreciation and amortization	49
Interest expense, net	63
Income tax benefit	(35)
Restructuring costs, net (b)	12
Lease asset impairment	1
Loss on the early extinguishment of debt (c)	5
Net loss attributable to Realogy Holdings	$(99)
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $55 million for the three months ended March 31, 2019. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $7 million intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2019. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.
(b)Includes restructuring charges broken down by business unit as follows:

Three Months Ended
March 31,
2019
Real Estate Franchise Services	$—
Company Owned Real Estate Brokerage Services	4
Relocation Services	3
Title and Settlement Services	1
Corporate and Other	4
Total Company	$12

(c)	Loss on the early extinguishment of debt is recorded in the Corporate and Other segment.

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Table 5b
REALOGY HOLDINGS CORP.
SELECTED 2018 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2018	2018	2018	2018	2018
Net revenues (a)
Real Estate Franchise Services	$176	$237	$221	$186	$820
Company Owned Real Estate Brokerage Services	917	1,408	1,268	1,014	4,607
Relocation Services	79	105	108	86	378
Title and Settlement Services	120	162	162	136	580
Corporate and Other	(63)	(92)	(83)	(68)	(306)
Total Company	$1,229	$1,820	$1,676	$1,354	$6,079

Operating EBITDA
Real Estate Franchise Services	$105	$173	$161	$125	$564
Company Owned Real Estate Brokerage Services	(45)	61	43	(15)	44
Relocation Services	(1)	34	39	14	86
Title and Settlement Services	(6)	31	20	4	49
Corporate and Other	(19)	(23)	(21)	(22)	(85)
Total Company	$34	$276	$242	$106	$658

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$34	$276	$242	$106	$658

Less: Depreciation and amortization (b)	50	49	49	49	197
Interest expense, net	33	46	41	70	190
Income tax (benefit) expense	(19)	52	40	(8)	65
Restructuring costs, net (c)	30	6	9	13	58
Former parent legacy cost, net (d)	—	—	—	4	4
Loss on the early extinguishment of debt (d)	7	—	—	—	7
Net income (loss) attributable to Realogy Holdings	$(67)	$123	$103	$(22)	$137
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $63 million, $92 million, $83 million and $68 million for the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $12 million, $10 million and $9 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)
Depreciation and amortization for the three months ended March 31, 2018 includes $2 million of amortization expense related to our mortgage origination joint venture Guaranteed Rate Affinity's purchase accounting included in the "Equity in losses (earnings) of unconsolidated entities" line on the Condensed Consolidated Statement of Operations.

(c)	Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2018	2018	2018	2018	2018
Real Estate Franchise Services	$2	$—	$1	$—	$3
Company Owned Real Estate Brokerage Services	17	4	8	8	37
Relocation Services	8	1	—	2	11
Title and Settlement Services	1	1	—	2	4
Corporate and Other	2	—	—	1	3
Total Company	$30	$6	$9	$13	$58

(d)	Former parent legacy items and loss on the early extinguishment of debt are recorded in the Corporate and Other segment.

Realogy Reports Financial Results for First Quarter 2019                        13

Table 6
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(In millions)
A reconciliation of net loss attributable to Realogy Holdings to Free Cash Flow is set forth in the following table:

	Three Months Ended
	2019	2018
Net loss attributable to Realogy Holdings	$(99)	$(67)
Income tax benefit, net of payments	(36)	(23)
Interest expense, net	63	33
Cash interest payments	(40)	(21)
Depreciation and amortization	49	48
Capital expenditures	(24)	(25)
Restructuring costs and former parent legacy items, net of payments	—	19
Lease asset impairment	1	—
Loss on the early extinguishment of debt	5	7
Working capital adjustments	(54)	(99)
Relocation receivables (assets), net of securitization obligations	(37)	(38)
Free Cash Flow	$(172)	$(166)
A reconciliation of net cash used in operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended
	2019	2018
Net cash used in operating activities	$(103)	$(130)
Property and equipment additions	(24)	(25)
Net change in securitization	(45)	(11)
Effect of exchange rates on cash and cash equivalents	—	—
Free Cash Flow	$(172)	$(166)

Net cash used in investing activities	$(23)	$(9)
Net cash provided by financing activities	$134	$93

Realogy Reports Financial Results for First Quarter 2019                        14

Table 7a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE THREE MONTHS ENDED MARCH 31, 2019
(In millions)
The senior secured leverage ratio is tested quarterly and may not exceed 4.75 to 1.00 pursuant to the terms of the senior secured credit facilities*. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing four quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities. Total senior secured net debt does not include unsecured indebtedness, including the Unsecured Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the senior secured credit facilities, includes adjustments to Operating EBITDA for non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period. The Company was in compliance with the senior secured leverage ratio covenant at March 31, 2019 with a ratio of 3.04 to 1.00.
A reconciliation of net income (loss) attributable to Realogy Group to Operating EBITDA and EBITDA as defined by the senior secured credit facilities for the four-quarter period ended March 31, 2019 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2018	March 31, 2018	December 31, 2018	March 31, 2019	March 31, 2019
Net income (loss) attributable to Realogy Group (a)	$137	$(67)	$204	$(99)	$105
Income tax expense (benefit)	65	(19)	84	(35)	49
Income (loss) before income taxes	202	(86)	288	(134)	154
Depreciation and amortization (b)	197	50	147	49	196
Interest expense, net	190	33	157	63	220
Restructuring costs, net	58	30	28	12	40
Lease asset impairment	—	—	—	1	1
Former parent legacy cost, net	4	—	4	—	4
Loss on the early extinguishment of debt	7	7	—	5	5
Operating EBITDA (c)	658	34	624	(4)	620
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (d)					23
Non-cash charges (e)					40
Pro forma effect of acquisitions and new franchisees (f)					4
Incremental securitization interest costs (g)					3
EBITDA as defined by the Senior Secured Credit Agreement					$690
Total senior secured net debt (h)					$2,096
Senior secured leverage ratio					3.04	x
_______________

(a)
Net income (loss) attributable to Realogy consists of: (i) income of $123 million for the second quarter of 2018, (ii) income of $103 million for the third quarter of 2018, (iii) loss of $22 million for the fourth quarter of 2018 and (iv) a loss of $99 million for the first quarter of 2019.

(b)
Depreciation and amortization for the year ended December 31, 2018 and the first quarter of 2018 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in (earnings) losses of unconsolidated entities" line on the Condensed Consolidated Statement of Operations during those periods.

(c)
Operating EBITDA consists of: (i) $276 million the second quarter of 2018, (ii) $242 million for the third quarter of 2018, (iii) $106 million for the fourth quarter of 2018 and (iv) negative $4 million for the first quarter of 2019.

(d)	Represents the four-quarter pro forma effect of business optimization initiatives.

(e)	Represents the elimination of non-cash expenses including $39 million of stock-based compensation expense and $1 million of other items for the four-quarter period ended March 31, 2019.

(f)
Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on April 1, 2018. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of

Realogy Reports Financial Results for First Quarter 2019                        15

assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of April 1, 2018.

(g)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the four-quarter period ended March 31, 2019.

(h)
Represents total borrowings under the senior secured credit facilities and borrowings secured by a first priority lien on our assets of $2,208 million plus $32 million of finance lease obligations less $144 million of readily available cash as of March 31, 2019. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

*
Our senior secured credit facilities include the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015, as amended from time to time. Our Unsecured Notes include our 5.25% Senior Notes due 2021, our 4.875% Senior Notes due 2023 and our 9.375% Senior Notes due 2027.

Realogy Reports Financial Results for First Quarter 2019                        16

Table 7b

NET DEBT LEVERAGE RATIO
THREE MONTHS ENDED MARCH 31, 2019
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the four-quarter period ended March 31, 2019 (referred to as net debt leverage ratio) is set forth in the following table:

	As of March 31, 2019
Revolver	$410
Term Loan A	731
Term Loan B	1,067
5.25% Senior Notes	550
4.875% Senior Notes	500
9.375% Senior Notes	550
Finance lease obligations	32
Corporate Debt (excluding securitizations)	3,840
Less: Cash and cash equivalents	243
Net Corporate Debt (excluding securitizations)	$3,597

EBITDA as defined by the Senior Secured Credit Agreement (a)	$690

Net Debt Leverage Ratio	5.2	x
_______________

(a)	See Table 7a for a reconciliation of Net income (loss) attributable to Realogy Group to EBITDA as defined by the Senior Secured Credit Agreement.

Realogy Reports Financial Results for First Quarter 2019                        17

Table 8

Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, the tax effect of the foregoing adjustments and adjustments to the reserve for uncertain tax positions. The gross amounts for these items as well as the adjustment for income taxes are presented. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, losses on the early extinguishment of debt, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, losses on the early extinguishment of debt, former parent legacy items, asset impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:

•	this measure does not reflect changes in, or cash required for, our working capital needs;

•
this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	this measure does not reflect our income tax expense or the cash requirements to pay our taxes;

•	this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and

•	other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, lease asset impairments, loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.